UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2021

UFP TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12648	04-2314970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Hale Street

Newburyport, Massachusetts 01950-3504

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (978) 352-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	UFPT	The NASDAQ Stock Market L.L.C.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 9, 2021, UFP Technologies, Inc., a Delaware corporation (the “Company”), through Co-Production Tijuana, a third-party Mexican Shelter company (the “Shelter Company”), entered into a Lease Agreement (the “Lease”) with Via Capital (the “Landlord”) for manufacturing, storage and office space in Tijuana, Mexico. Although the Shelter Company is the tenant under the lease, the Company has signed a guarantee agreement effectively binding the Company to the terms of the Lease.

The initial term of the Lease commences upon the Landlord’s delivery of the Leased Premises in tenant improvement readiness condition (the “Commencement Date”), estimated to be December 31, 2021. The initial term of the Lease will extend approximately 122 months from the Commencement Date, unless earlier terminated in accordance with the Lease. The Company and/or the Shelter Company will have the right to extend the term of the Lease for two additional five-year terms.

Under the Lease, the Company will lease approximately 83,256 square feet. The Company will pay an escalating base rent over the life of the Lease of approximately $45,939 per month. In addition, the Company will pay its pro rata portion of property expenses and operating expenses for the Leased Premises.

The Company’s decision to establish manufacturing operations in Mexico was in response to requests from several of its key medical customers to offer a low-cost country manufacturing solution for their medical devices and components. The Company has pre-committed programs with three customers that will be manufactured in the new facility.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

The representations, warranties and covenants contained in the Lease were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to these agreements, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Lease is incorporated herein by reference only to provide investors with information regarding the terms of such agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Lease, dated August 9, 2021, between and among LOGISTICA INDUSTRIAL DE TIJUANA ESTE, S.A. DE C.V., (¨LESSOR¨), AND BY CO PRODUCTION DE TIJUANA, S.A. DE C.V., (“LESSEE”) AND BY UFP TECHNOLOGIES, INC. (“GUARANTOR”), (schedules and exhibits omitted).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2021	UFP TECHNOLOGIES, INC.

	By:	/s/ Ronald J. Lataille
Ronald J. Lataille, Chief Financial
Officer and Senior Vice President